EXHIBIT 21


                             BELMAR CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                     Jurisdiction of Incorporation
         ----                                     -----------------------------

Belmar Realty Corporation                                     Delaware

Bel Alliance Apartments, LLC                                  Delaware